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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 2, 2001



                             ADVA International Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      0-16341                 16-1284228
          --------                      -------                 ----------
(State of other jurisdiction       (SEC File Number)           (IRS Employer
 of incorporation)                                          Identification No.)


                   6 Woodcross Drive, Columbia, South Carolina
                   -------------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code   (803) 407-3044
                                                   ----------------------


               --------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountant.
         ---------------------------------------------

         (a)(i) Advanced Medical Products Inc. ("ADVA") engaged McGladrey & Pullen, LLP as its independent accountants and to audit its financial statements for the years ended June 30, 1998, 1999 and 2000. On March 2, 2001, effective as of such date, the Board of Directors of ADVA appointed BDO Seidman, LLP as ADVA's independent accountants to succeed McGladrey & Pullen, LLP.

         The accountants report by McGladrey & Pullen, LLP on the financial statements for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the conduct of the audits of the two most recent fiscal years of ADVA, and all subsequent interim periods preceding the engagement of BDO Seidman, LLP, there was no disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         The letter from McGladrey & Pullen, LLP required by Item 304(a)(3) of Regulation S-K, concerning its agreement or disagreement with the disclosures made in this Report on Form 8-K is filed as Exhibit 16.2 hereto.


Item 7.  Exhibits.
         --------

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibit 16.1:  Letter from ADVA to McGladrey & Pullen, LLP requesting they furnish ADVA with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by ADVA in this Current Report on Form 8-K.

              Exhibit 16.2: Letter from McGladrey & Pullen, LLP with respect to the statements made by ADVA in this Current Report on Form 8-K.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ADVA INTERNATIONAL INC.




DATE:  March 2, 2001                        By:   /s/ Anthony E. Mohr
                                                 -------------------------------
                                                      Anthony E. Mohr, President